                                                                     EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-09679, No. 333-38377, No. 333-41829, No.
333-48953, No. 333-57603, No. 333-65081, No. 333-70721, No. 333-74305 and No.
333-87223) and the Registration Statements on Form S-3 (No. 33-63875, No. 333-10517, No. 333-17517, No. 333-85569 and No. 333-86247) of Veritas DGC Inc.,
of our report dated October 8, 1999, relating to the financial statements, which appears in this Form 10-K.




PRICEWATERHOUSECOOPERS

Houston, Texas
October 14, 1999